UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2004

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 3, 2004, The Bank of Glen Burnie (the “Bank”), a wholly-owned subsidiary of Glen Burnie Bancorp (the “Registrant”), entered into a 10-year renewable lease (the “Lease”) for a 2,500 square foot new branch location (the “Branch”) to be opened, pending banking regulatory approval, at Burwood Village Center in Linthicum, Maryland. The landlord under the Lease is Burwood Village Center, LLC, a Delaware limited liability company.

Under the terms of the Lease, the annual rent, paid in monthly installments, increases annually from $90,000 per annum in the first year, to $117,430 per annum in the tenth year. If the bank exercises its 10-year renewal option, the annual rent for years 11 through 20 commences at $120,952 and increases to $157,816. In addition, the Bank is obligated to pay its pro rata share of real estate taxes and operating expenses for the maintenance of the common areas of the shopping center in which the Branch is located.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: November 8, 2004	By:	/s/ John E. Porter
Chief Financial Officer